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                                                                    EXHIBIT 15.1

May 12, 2003



Board of Trustees and Shareholders of ProLogis
Aurora, Colorado

Re: Registration Statements Nos. 33-92490, 333-38515, 333-74917, 333-79813,
333-86081, 333-43546, 333-43544, 333-36578, 333-04961, 333-60374, 333-63992,
333-95737, 333-75722, 333-88150, 333-102166 on Form S-3 and Registration
Statements Nos. 333-31421, 333-26597, 333-69001, 333-46700, 333-46698,
333-70274, and 333-97895 on Form S-8.

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated April 23, 2003 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the "Act"), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                                          KPMG LLP

San Diego, California